UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2015

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue

Bryn Mawr, PA 19010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of J. Duncan Smith as Chief Financial Officer

On July 17, 2015, Bryn Mawr Bank Corporation (the “Corporation”) issued a press release announcing the resignation of J. Duncan Smith as Chief Financial Officer (“CFO”) and Treasurer of the Corporation and Executive Vice President, CFO and Treasurer of its wholly owned subsidiary, The Bryn Mawr Trust Company (the “Bank” and together with the Corporation, “Bryn Mawr Trust”), effective July 17, 2015. The resignation was not due to any dispute or disagreement with the Corporation or the Bank on any matter relating to operations, policies, practices or accounting principles.

Pursuant to the terms of a Letter Agreement and General Release, dated July 17, 2015, by and among the Corporation, the Bank, and Mr. Smith (the “Agreement”), Mr. Smith will receive $183,297.47 (representing 9 months of his base salary) payable in equal installments over a 9 month period in accordance with the Company’s normal payroll practices. The Agreement also provides a waiver of the forfeiture provision in that certain Restricted Stock Agreement for Employees (Service/Performance-Based) Subject to the 2010 Long Term Incentive Plan, dated as of August 17, 2012, between Mr. Smith and the Corporation, pursuant to which an award of 5,000 shares of restricted stock is due to vest, in whole or in part, on August 17, 2015. The compensation committee of the Corporation’s board of directors (“Board”) has recognized and approved Mr. Smith’s departure as an early retirement in connection with this waiver. Additionally, the Bank will pay Mr. Smith’s COBRA premiums through September 30, 2015.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

Appointment of David M. Takats as Interim Chief Financial Officer and Marie D. Connolly as Interim Chief Accounting Officer

The Board has approved the appointment of David M. Takats, 52, to serve as the interim Chief Financial Officer and Treasurer of the Corporation and the Bank. These roles are in addition to his current role as Senior Vice President of the Bank. Mr. Takats joined Bryn Mawr Trust from First Keystone Financial, Inc. and First Keystone Bank (collectively, “First Keystone”) where he was the Chief Financial Officer from August 2009 until Bryn Mawr Trust acquired First Keystone in July 2010. Mr. Takats will receive annual cash compensation of $175,000.

The Board has also approved the appointment of Marie D. Connolly, 61, to serve as interim Chief Accounting Officer of the Corporation and the Bank. These roles are in addition to her current role as Assistant Treasurer of the Corporation and Senior Vice President of the Bank. Ms. Connolly joined the Bank in 2000 as a Vice President in the finance department. She was promoted to Group Vice President in January 2002, and Senior Vice President in December 2002. Ms. Connolly will receive annual cash compensation of $175,000.

In addition to their annual compensation, each of Mr. Takats and Ms. Connolly will receive a one-time grant of 2,000 restricted stock units which are subject to a one-year cliff vesting period, and contain standard non-solicitation and non-interference covenants for a period of one year following their cessation of employment for any reason.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 is the Press Release issued by the Corporation on July 17, 2015 announcing the resignation of J. Duncan Smith and the appointment of David Takats and Marie Connolly.

The information contained in this Item 7.01 and the Exhibit incorporated by reference herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Letter Agreement and General Release, dated July 17, 2015, by and among Bryn Mawr Bank Corporation, The Bryn Mawr Trust Company and J. Duncan Smith

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Francis J. Leto
Name:	Francis J. Leto
Title:	President and Chief Executive Officer

Date: July 17, 2015

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement and General Release, dated July 17, 2015, by and among Bryn Mawr Bank Corporation, The Bryn Mawr Trust Company and J. Duncan Smith

99.1	Press Release